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Exhibit 21.1

Subsidiaries of the Registrant

Acme Packet HK Ltd., a limited company organized under the laws of Hong Kong.
100% owned by Acme Packet, Inc.

Acme Packet Japan KK, a corporation organized under the laws of Japan.
100% owned by Acme Packet, Inc.

Acme Packet Securities Corp., a corporation organized under the laws of the Commonwealth of Massachusetts.
100% owned by Acme Packet, Inc.

Acme Packet UK Ltd., a limited company organized under the laws of the United Kingdom.
100% owned by Acme Packet, Inc.

Acme Packet International, Inc., a Delaware corporation.
100% owned by Acme Packet, Inc.

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  Exhibit 21.1
Subsidiaries of the Registrant